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                                                                       Exhibit 5
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                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                 TELEPHONE: 617 439-2000  FACSIMILE: 617 973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                  June 4, 1996

GenRad, Inc.
300 Baker Avenue
Concord, MA  01742-2174

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") that GenRad, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 1,750,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock") issuable pursuant to the Company's 1991 Equity Incentive Plan (the "Plan") and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan as a result of a stock dividend, stock split or other recapitalization executed hereafter.

         We have acted as legal counsel for the Company in connection with the amendment to the Plan, are familiar with the Company's Articles of Organization and By-Laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plan, the 1,750,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable.

         2. The additional shares of Common Stock which may become issuable under the Plan as a result of a stock dividend, stock split or other recapitalization executed hereafter, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Articles of Organization and By-Laws, both as then amended, will be duly and validly issued, fully paid and non-assessable.


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GenRad, Inc.
June 4, 1996
Page 2

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares of Common Stock only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                              Very truly yours,

                                              /s/ Nutter, McClennen & Fish, LLP
                                              ---------------------------------
                                              Nutter, McClennen & Fish, LLP

MRD/JED


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